ServiceNow Reports First Quarter 2024 Financial Results

•ServiceNow exceeds guidance across all Q1 2024 topline growth and profitability metrics; raises midpoint of 2024 subscription revenues guidance range
•Subscription revenues of $2,523 million in Q1 2024, representing 25% year-over-year growth, 24.5% in constant currency
•Total revenues of $2,603 million in Q1 2024, representing 24% year-over-year growth, 24% in constant currency
•Current remaining performance obligations of $8.45 billion as of Q1 2024, representing 21% year-over-year growth, 21% in constant currency
•8 transactions over $5 million in net new ACV in Q1 2024, up 100% year-over-year

SANTA CLARA, Calif. - April 24, 2024 - ServiceNow (NYSE: NOW), the leading digital workflow company making the world work better for everyone, today announced financial results for its first quarter ended March 31, 2024, with subscription revenues of $2,523 million in Q1 2024, representing 25% year-over-year growth and 24.5% in constant currency.

“ServiceNow is off to a fast start with an outstanding first quarter,” said ServiceNow Chairman and CEO Bill McDermott. “As leaders seek significant productivity improvements, ServiceNow has first mover advantage with years of investment in AI technology and talent. Our GenAI offerings are the fastest selling in the company’s history. We are humbled by the trust our customers are investing in our platform. As we engineer Now Assist AI into every business workflow across every enterprise, we are giving people the power to know more, care more, and do more.”

As of March 31, 2024, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $8.45 billion, representing 21% year-over-year growth and 21% in constant currency. The company now has 1,933 total customers with more than $1 million in annual contract value (“ACV”), representing 15% year-over-year growth in customers.

“Building on the momentum from Q4, our team delivered another exceptional quarter of outperformance across all of our topline and profitability guidance metrics,” said ServiceNow CFO Gina Mastantuono. “We have the platform enterprises need to reinvent their business models, and it's showing in our results. Our teams are consistently executing against the massive opportunity in front of us. With GenAI conversations serving as a digital transformation catalyst, we are as confident as ever about becoming the defining enterprise software company of the 21st century.”

Recent Business Highlights
•Now Assist, ServiceNow’s GenAI powered experience, continues to see the largest net new ACV contribution to date of any new product family launch for the comparable period.
•During the quarter, ServiceNow launched its Washington, D.C. Platform release, delivering new innovations such as Now Assist for ITOM AIOps and Impact AI Accelerators.
•ServiceNow, NVIDIA, and Hugging Face released StarCoder2, a family of open‑access LLMs for code generation. In an expanded partnership with NVIDIA, ServiceNow also became one of the first platform providers to access NVIDIA NIM inference microservices for LLM development, and together the companies introduced new telco-specific GenAI solutions.
•Acquisitions announced during the quarter included 4Industry and EY Smart Daily Management Application to drive innovation for smart industrial environments and connected workers, as well as Atrinet NetACE to further accelerate telco business transformation.
•ServiceNow also announced a strategic investment in AoraNow to develop job‑ready technology talent and expand its partnership footprint in Japan.
•To meet customer demand, ServiceNow committed to direct investment of $500 million in the Kingdom of Saudi Arabia to support business transformation, job creation, and digital skills development, including two dedicated in-country data centers.
•The company was named a leader in the Forrester Wave™: Customer Service Solutions and Forrester Wave™: Third‑Party Risk Management Platforms, and a leader in two IDC MarketScape vendor assessments for Value Stream Management and Strategic Portfolio Management.
•ServiceNow ranked #3 on Glassdoor’s Best Places to Work 2024, and was named to the Ethisphere 2024 World’s Most Ethical Companies list, Fortune World’s Most Admired Companies™ list, and Fortune 100 Best Companies to Work For® list1.
•During the quarter, the company repurchased 225,000 shares of its common stock for $175 million as part of its share repurchase program, with the primary objective of managing the impact of dilution. Of the original authorized amount, approximately $787 million remains available for future share repurchases under the existing program.

(1)    ©2024 Fortune Media IP Limited All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, ServiceNow.

First Quarter 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the first quarter 2024:

	First Quarter 2024 GAAP Results		First Quarter 2024 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$2,523	25%	$2,517	24.5%
Professional services and other revenues	$80	11%	$80	11%
Total revenues	$2,603	24%	$2,597	24%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$8.45	21%	$8.49	21%
RPO	$17.7	26%	$17.8	27%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$2,082	83%	$2,161	86%
Professional services and other gross profit	$1	1%	$13	16%
Total gross profit	$2,083	80%	$2,174	83%
Income from operations	$332	13%	$791	30%
Net cash provided by operating activities	$1,341	52%
Free cash flow			$1,225	47%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$347	$1.69 / $1.67	$707	$3.45 / $3.41

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook

Our guidance includes GAAP and non-GAAP financial measures. The non-GAAP growth rates for subscription revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends. In Q1 2024, we initiated a program to hedge a portion of our forecasted foreign currency denominated revenues. While the cash flow hedging program is designed to reduce the impact of foreign currency exchange rate fluctuations on our subscription revenues, the strengthening of the U.S. Dollar since December 31, 2023 has still resulted in an adverse impact to our 2024 guidance. As we have previously mentioned, the Q3 2023 strength of our U.S. Federal business has resulted in a higher mix of contracts containing 12-month renewal terms. This will create a negative 2-point impact to Q2 2024 cRPO growth, as that balance is amortized into revenue. We expect that these contracts will renew in Q3 2024 as ServiceNow’s U.S. Federal renewal rates have been 99%.

The following table summarizes our guidance for the second quarter 2024:

	Second Quarter 2024 GAAP Guidance		Second Quarter 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$2,525 - $2,530	21.5% - 22%	22%

cRPO		20.5%	20.5%
Note: Includes impact from strength of public sector business noted above
			Margin (%)(2)
Income from operations			25%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		208

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 31-day average of foreign exchange rates for March 2024 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2024:

	Full-Year 2024 GAAP Guidance		Full-Year 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$10,560 - $10,575	21.5% - 22%	21.5%

			Margin (%)(2)
Subscription gross profit			84.5%
Income from operations			29%
Free cash flow			31%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		208

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2024 guidance are based on the 31-day average of foreign exchange rates for March 2024 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (“PT”) (21:00 GMT) on April 24, 2024. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/528191825

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (609) 800‑9909 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Financial Analyst Day

ServiceNow will host its Financial Analyst Day 2024 on Monday, May 6, 2024 at 1:30 p.m. PT in Las Vegas. This half‑day program will feature presentations by ServiceNow executives providing updates on the company’s strategy, product and GenAI roadmap, financials, and customer momentum. A webcast will also be available the day of the event at https://investors.servicenow.com

Event Details: May 6, 2024, from 1:30‑4:30 p.m. PT

Upcoming Investor Conferences

ServiceNow today announced that it will attend and have executives present at four upcoming investor conferences.

These include:
•ServiceNow President and Chief Operating Officer CJ Desai will participate in a fireside chat at the JP Morgan 52nd Annual Global Technology, Media & Communications Conference on Tuesday, May 21, 2024, at 11:25 a.m. PT.
•ServiceNow President and Chief Operating Officer CJ Desai will participate in a fireside chat at the TD Cowen 52nd Annual Technology, Media and Telecom Conference on Wednesday, May 29, 2024, at 10:15 a.m. PT.
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Jefferies Software Conference on Wednesday, May 29, 2024, at 11:00 a.m. PT.
•ServiceNow President and Chief Operating Officer CJ Desai will participate in a fireside chat at the Bernstein 40th Annual Strategic Decisions Conference on Wednesday, May 29, 2024, at 11:30 a.m. PT.

The live webcast will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q1 2023, the average exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.82 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q1 2024, the average exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.79 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q1 2023, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.81 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q1 2024, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.79 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets. The non-GAAP weighted-average shares used to compute our non-GAAP net income per share - diluted excludes the dilutive effect of the in-the-money portion of convertible senior notes as they are covered by our note hedges, and includes the dilutive effect of time-based stock awards, the dilutive effect of warrants and the potentially dilutive effect of our stock awards with performance conditions not yet satisfied at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of armed conflicts and bank failures on macroeconomic conditions; inflation; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2023, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) makes the world work better for everyone. Our cloud-based platform and solutions help digitize and unify organizations so that they can find smarter, faster, better ways to make work flow. So employees and customers can be more connected, more innovative, and more agile. And we can all create the future we imagine. The world works with ServiceNowTM. For more information, visit: www.servicenow.com.

© 2024 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com

Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues:
Subscription	$2,523	$2,024
Professional services and other	80	72
Total revenues	2,603	2,096
Cost of revenues (1):
Subscription	441	354
Professional services and other	79	84
Total cost of revenues	520	438
Gross profit	2,083	1,658
Operating expenses (1):
Sales and marketing	923	823
Research and development	606	492
General and administrative	222	199
Total operating expenses	1,751	1,514
Income from operations	332	144
Interest income	101	60
Other expense, net	(8)	(16)
Income before income taxes	425	188
Provision for income taxes	78	38
Net income	$347	$150
Net income per share - basic	$1.69	$0.74
Net income per share - diluted	$1.67	$0.73
Weighted-average shares used to compute net income per share - basic	205	203
Weighted-average shares used to compute net income per share - diluted	208	204

(1)Includes stock-based compensation as follows:

	Three Months Ended
	March 31, 2024	March 31, 2023
Cost of revenues:
Subscription	$58	$46
Professional services and other	12	14
Operating expenses:
Sales and marketing	134	126
Research and development	159	135
General and administrative	59	60

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,056	$1,897
Short-term investments	3,054	2,980
Accounts receivable, net	1,306	2,036
Current portion of deferred commissions	474	461
Prepaid expenses and other current assets	482	403
Total current assets	7,372	7,777
Deferred commissions, less current portion	930	919
Long-term investments	3,666	3,203
Property and equipment, net	1,450	1,358
Operating lease right-of-use assets	698	715
Intangible assets, net	224	224
Goodwill	1,224	1,231
Deferred tax assets	1,478	1,508
Other assets	502	452
Total assets	$17,544	$17,387
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$223	$126
Accrued expenses and other current liabilities	1,018	1,365
Current portion of deferred revenue	5,700	5,785
Current portion of operating lease liabilities	92	89
Total current liabilities	7,033	7,365
Deferred revenue, less current portion	100	81
Operating lease liabilities, less current portion	693	707
Long-term debt, net	1,488	1,488
Other long-term liabilities	123	118
Stockholders’ equity	8,107	7,628
Total liabilities and stockholders’ equity	$17,544	$17,387

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$347	$150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130	126
Amortization of deferred commissions	131	106
Stock-based compensation	422	381
Deferred income taxes	28	7
Other	(18)	1
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	715	619
Deferred commissions	(165)	(159)
Prepaid expenses and other assets	(106)	(64)
Accounts payable	107	(46)
Deferred revenue	(10)	40
Accrued expenses and other liabilities	(240)	(259)
Net cash provided by operating activities	$1,341	$902
Cash flows from investing activities:
Purchases of property and equipment	(135)	(165)
Business combinations, net of cash acquired	(194)	—
Purchases of other intangibles	(21)	—
Purchases of investments	(1,605)	(1,222)
Purchases of non-marketable investments	(42)	(30)
Sales and maturities of investments	1,073	880
Other	6	13
Net cash used in investing activities	(918)	(524)
Cash flows from financing activities:
Proceeds from employee stock plans	131	117
Repurchases of common stock	(175)	—
Taxes paid related to net share settlement of equity awards	(215)	(112)
Net cash (used in) provided by financing activities	(259)	5
Foreign currency effect on cash, cash equivalents and restricted cash	(4)	1
Net change in cash, cash equivalents and restricted cash	160	384
Cash, cash equivalents and restricted cash at beginning of period	1,904	1,475
Cash, cash equivalents and restricted cash at end of period	$2,064	$1,859

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Gross profit:
GAAP subscription gross profit	$2,082	$1,670
Stock-based compensation	58	46
Amortization of purchased intangibles	21	18
Non-GAAP subscription gross profit	$2,161	$1,734

GAAP professional services and other gross profit (loss)	$1	$(12)
Stock-based compensation	12	14
Non-GAAP professional services and other gross profit	$13	$2

GAAP gross profit	$2,083	$1,658
Stock-based compensation	70	60
Amortization of purchased intangibles	21	18
Non-GAAP gross profit	$2,174	$1,736

Gross margin:
GAAP subscription gross margin	83%	83%
Stock-based compensation as % of subscription revenues	2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%
Non-GAAP subscription gross margin	86%	86%

GAAP professional services and other gross margin	1%	(17%)
Stock-based compensation as % of professional services and other revenues	15%	20%
Non-GAAP professional services and other gross margin	16%	4%

GAAP gross margin	80%	79%
Stock-based compensation as % of total revenues	3%	3%
Amortization of purchased intangibles as % of total revenues	1%	1%
Non-GAAP gross margin	83%	83%

	Three Months Ended
	March 31, 2024	March 31, 2023
Income from operations:
GAAP income from operations	$332	$144
Stock-based compensation	422	381
Amortization of purchased intangibles	24	20
Business combination and other related costs	13	7
Non-GAAP income from operations	$791	$552

Operating margin:
GAAP operating margin	13%	7%
Stock-based compensation as % of total revenues	16%	18%
Amortization of purchased intangibles as % of total revenues	1%	1%
Business combination and other related costs as % of total revenues	—%	—%
Non-GAAP operating margin	30%	26%

Net income:
GAAP net income	$347	$150
Stock-based compensation	422	381
Amortization of purchased intangibles	24	20
Business combination and other related costs	13	7
Income tax effects and adjustments(1)	(99)	(75)
Non-GAAP net income	$707	$483

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.69	$0.74
GAAP net income per share - diluted	$1.67	$0.73
Non-GAAP net income per share - basic	$3.45	$2.38
Non-GAAP net income per share - diluted	$3.41	$2.37

Weighted-average shares used to compute net income per share - basic	205	203

Weighted-average shares used to compute net income per share - diluted	208	204

Free cash flow:
GAAP net cash provided by operating activities	$1,341	$902
Purchases of property and equipment	(135)	(165)
Business combination and other related costs	19	—
Non-GAAP free cash flow	$1,225	$737

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	52%	43%
Purchases of property and equipment as % of total revenues	(5%)	(8%)
Business combination and other related costs as % of total revenues	1%	—%
Non-GAAP free cash flow margin	47%	35%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 20% and 19% for the three months ended March 31, 2024 and 2023, respectively. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
.
Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
June 30, 2024

GAAP operating margin	7%

Stock-based compensation expense as % of total revenues	17%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	25%

Twelve Months Ending
December 31, 2024

GAAP subscription gross margin	81.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	84.5%

GAAP operating margin	12%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29%

GAAP net cash provided by operating activities as % of total revenues	39%

Purchases of property and equipment as % of total revenues	(8%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	31%

Note: Numbers are rounded for presentation purposes and may not foot.